UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): January 10, 2020

Jackal Merger Sub A, LLC

(as successor in interest to Jagged Peak Energy Inc.)
 (Exact name of registrant as specified in its charter)

Delaware	001-37995	81-3943703
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

303 Colorado Street, Suite 3000 Austin, Texas	78701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (737) 704-2300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	JAG	New York Stock Exchange(1)

(1)   The common stock, par value $0.01 per share, of Jagged Peak Energy Inc. ceased being traded prior to the opening of the market on January 10, 2020 and will no longer be listed on the New York Stock Exchange.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Note

On January 10, 2020, Parsley Energy, Inc., a Delaware corporation (“Parsley”), completed its previously announced acquisition of Jagged Peak Energy Inc., a Delaware corporation (the “Company”), pursuant to that certain Agreement and Plan of Merger, dated as of October 14, 2019 (the “Merger Agreement”), among Parsley, Jackal Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parsley (“Merger Sub”), and the Company. Pursuant to the Merger Agreement, Merger Sub merged with and into the Company (the “Merger”), with the Company continuing as the surviving corporation, and, immediately thereafter, as part of the same transaction, the Company merged with and into Jackal Merger Sub A, LLC, a Delaware limited liability company (“Jackal Merger Sub”) and wholly owned subsidiary of Parsley (the “LLC Sub Merger” and, together with the Merger, the “Integrated Mergers”), with Jackal Merger Sub continuing as the surviving entity (the “Surviving Company”). The events described in this Current Report on Form 8-K took place in connection with the completion of the Integrated Mergers.

Item 1.02	Termination of a Material Definitive Agreement.

Credit Facility

In connection with the consummation of the Merger, on January 10, 2020, Jagged Peak Energy LLC, a Delaware limited liability company and wholly owned subsidiary of the Company (“Jagged Peak LLC”), at the direction of the Company, terminated all outstanding lender commitments, including commitments of the lenders to issue letters of credit, under that certain Amended and Restated Credit Agreement, dated as of February 1, 2017 (as amended from time to time, the “Credit Agreement”), by and among the Company, as parent guarantor, Jagged Peak LLC, as borrower, the guarantors party thereto, the lenders party thereto and Wells Fargo Bank, National Association, as administrative agent. In connection with the termination of the Credit Agreement, on January 10, 2020, all outstanding obligations for principal, interest and fees under the Credit Agreement were paid off in full, and all liens securing such obligations and any letter of credit or hedging obligations permitted by the Credit Agreement to be secured by such liens and guarantees of such obligations were released.

Item 2.01	Completion of Acquisition or Disposition of Assets.

As discussed in the Introductory Note, on January 10, 2020, Parsley completed its previously announced acquisition of the Company. At the effective time of the Merger (the “Effective Time”), each eligible share of common stock, par value $0.01 per share, of the Company (“Jagged Peak Common Stock”) issued and outstanding immediately prior to the Effective Time was automatically converted into the right to receive 0.447 shares (the “Exchange Ratio”) of Class A common stock, par value $0.01 per share, of Parsley (“Parsley Class A Common Stock”), with cash paid in lieu of fractional shares. Additionally, at the Effective Time, each outstanding award of

Company performance stock units, whether vested or unvested, was converted into a vested right to receive a number of shares of Parsley Class A Common Stock (and such Parsley Class A common stock was issued in an amount) equal to the product of (i) the number of shares of Jagged Peak Common Stock subject to such award based on the actual achievement of the performance criteria set forth in the applicable award agreement over a truncated performance period that ended immediately prior to the Effective Time, and (ii) the Exchange Ratio (rounded down to the nearest whole share of Parsley Class A Common Stock).

The issuance of Parsley Class A Common Stock in connection with the Merger was registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Parsley’s registration statement on Form S-4, as amended (File No. 333-234503), which was declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on November 26, 2019. The joint proxy statement/prospectus included in the registration statement contains additional information about the Merger.

The foregoing description of the Merger and the Merger Agreement, and the transactions contemplated thereby, is a summary only, does not purport to be complete, and is subject to and qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 2.01.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Prior to the completion of the Merger, shares of Jagged Peak Common Stock were listed and traded on the New York Stock Exchange (the “NYSE”) under the trading symbol “JAG.” In connection with the completion of the Merger, the Company notified the NYSE that each eligible and outstanding share of Jagged Peak Common Stock (including each Company performance stock unit as described above) was converted into the right to receive 0.447 shares of Parsley Class A Common Stock and requested that NYSE withdraw the listing of the Jagged Peak Common Stock. Upon the Company’s request, the NYSE filed a notification of removal from listing on Form 25 with the SEC with respect to the delisting of the Jagged Peak Common Stock and the deregistration of the Jagged Peak Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Jagged Peak Common Stock ceased being traded prior to the opening of the market on January 10, 2020, and is no longer listed on NYSE.

In addition, Jackal Merger Sub, as successor in interest to the Company, intends to file with the SEC a Form 15 requesting that the reporting obligations of the Company under Sections 13(a) and 15(d) of the Exchange Act be suspended.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth in the Introductory Note, Item 1.02, Item 2.01, Item 3.01 and Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

At the Effective Time, each eligible share of the Jagged Peak Common Stock was converted into the right to receive 0.447 shares of Parsley Class A Common Stock.

In addition, in connection with the Merger and pursuant to the Merger Agreement, each outstanding award of Company restricted stock units, whether vested or unvested, was converted into an award, subject to the same terms and conditions, with the right to receive a number of shares of Parsley Class A Common Stock equal to the product of (i) the number of shares of Jagged Peak Common Stock subject to such award as of immediately prior to the Effective Time and (ii) the exchange ratio in the Merger (rounded down to the nearest whole share of Parsley Class A Common Stock).

Item 5.01	Changes in Control of Registrant.

As a result of the consummation of the Merger, at the Effective Time, the Company became a wholly owned subsidiary of Parsley. Immediately following the Merger, as a result of the consummation of the LLC Sub Merger, the Company merged with and into Jackal Merger Sub, a wholly owned subsidiary of Parsley.

The information set forth in the Introductory Note, Item 2.01, Item 3.03, Item 5.02 and Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In accordance with the terms of the Merger Agreement, Charles D. Davidson, Roger L. Jarvis, Janeen S. Judah, Michael C. Linn, Adrianna C. Ma, John R. Sult, S. Wil VanLoh, Jr., Dheeraj Verma and Blake A. Webster, such members compromising all of the directors of the Company prior to the Effective Time, resigned as directors of the Company effective as of the Effective Time. None of these resignations were a result of any disagreement with the Company, its management or its board of directors. Jackal Merger Sub will be managed by its sole member, Parsley.

Also effective as of the Effective Time, each officer of the Company ceased his or her respective service as an officer of the Company. Jackal Merger Sub, as a member managed limited liability company, will be ultimately managed by the directors and officers of its sole member, Parsley.

Item 5.03	Amendments to Certificate of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the consummation of the LLC Sub Merger, the certificate of formation and limited liability company agreement of Jackal Merger Sub as in effect immediately prior to the effective time of the LLC Sub Merger, as set forth in Exhibits 3.1 and 3.2 to this Current Report on Form 8-K, became the certificate of formation and limited liability company agreement of the Surviving Company.

The foregoing disclosures are subject to and qualified in their entirety by reference to Exhibits 3.1 and 3.2 of this Current Report on Form 8-K, which are incorporated by reference into this Item 5.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

2.1†

Agreement and Plan of Merger, dated as of October 14, 2019, by and between Parsley Energy, Inc., Jackal Merger Sub, Inc. and Jagged Peak Energy Inc. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K, File No. 001-37995, filed with the SEC on October 15, 2019).

3.1*	Certificate of Formation of Jackal Merger Sub A, LLC, dated November 18, 2019.

3.2*	Limited Liability Company Agreement of Jackal Merger Sub A, LLC, dated November 18, 2019.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Filed herewith.
†	Schedules and similar attachments have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Parsley agrees to furnish a supplemental copy of any omitted schedule or attachment to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JACKAL MERGER SUB A, LLC
(as successor in interest to Jagged Peak Energy Inc.)

Dated: January 10, 2020	By:	/s/ Colin W. Roberts
	Name:	Colin W. Roberts
	Title:	Executive Vice President—General Counsel